UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 19, 2003

Date of report (Date of earliest event reported)

COGENTRIX ENERGY, INC.

(exact name of registrant as specified in its charter)

NORTH CAROLINA	33-74254	56-1853081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9405 Arrowpoint Boulevard, Charlotte, North Carolina 28273-8110

(Address of Principal Executive Offices) (Zip Code)

(704) 525-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant

As previously reported on Form 8-K filed October 20, 2003 and on Form 8-K filed October 23, 2003, Cogentrix Energy, Inc. (the “Company”) and its shareholders entered into an agreement on October 17, 2003 (the “Purchase Agreement”) with GS Power Holdings LLC (“GS Power”), a wholly owned subsidiary of The Goldman Sachs Group, Inc. (“Goldman Sachs”), to sell 100% of the outstanding common stock of the Company to GS Power (the “Sale Transaction”). On December 19, 2003, the Sale Transaction was consummated pursuant to the Purchase Agreement and the Company became a wholly owned subsidiary of GS Power. GS Power used available cash to pay the purchase price of approximately $115.5 million for the Sale Transaction.

The foregoing description of the Sale Transaction is qualified by reference to the Purchase Agreement, which was attached as Exhibit 2.1 to the Company’s Form 8-K filed October 20, 2003 and is hereby incorporated by reference.

Effective as of the consummation of the Sale Transaction, the following individuals no longer serve as officers of the Company: David J. Lewis is no longer the Chairman of the Board; James E. Lewis is no longer the Chief Executive Officer; Mark F. Miller is no longer the President and Chief Operating Officer; Dennis W. Alexander is no longer the Group Senior Vice President, General Counsel and Secretary of the Company, James R. Pagano is no longer the Group Senior Vice President—Development, Mergers & Acquisitions; and Thomas F. Schwartz is no longer the Group Senior Vice President—Finance and Chief Financial Officer. In addition, Bruno R. Dunn is no longer the Group Senior Vice President Operations, but is instead the Vice President—Operations and Engineering of the Company. The Company’s new management team includes Larry M. Kellerman, the Company’s Co-President and Chief Operating Officer, Robert S. Mancini, the Company’s Co-President and Chief Commercial Officer and Douglas W. Kimmelman, the Company’s Vice President—Finance and Chief Financial Officer. In addition to their respective positions at the Company, each of Messrs. Kellerman, Mancini and Kimmelman is a managing director of Goldman, Sachs & Co., a wholly owned subsidiary of Goldman Sachs.

Item 4. Changes in Registrant’s Certifying Accountant

On December 19, 2003, the Company dismissed KPMG LLP (“KPMG”) as its independent accountant and appointed PricewaterhouseCoopers (“PwC”) as its new independent accountant for the year ending December 31, 2003. The decision to dismiss KPMG and retain PwC was approved by the Company’s Board of Directors.

KPMG’s report on the consolidated financial statements of the Company and subsidiary companies as of and for the year ended December 31, 2002 contained a separate paragraph stating, “The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has significant financial obligations which come due or are callable within the next year. This matter raises substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regard to this matter is also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.” See the Company’s Form 10-K for the fiscal year ended December 31, 2002 filed on March 31, 2003.

On October 28, 2003, the Company refinanced its then current corporate credit facility. See the Company’s Form 8-K filed October 28, 2003 and “CDH Credit Facility” under Item 5 below.

Except as disclosed above, the audit report of KPMG on the consolidated financial statements of the Company and subsidiary companies as of and for the year ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the year ended December 31, 2002, and the subsequent interim period through December 19, 2003, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their opinion.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s most recent fiscal year and the subsequent interim period through December 19, 2003.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of this report, the Company did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

On August 5, 2002, the Company appointed KPMG as its independent accountant for the year ending December 31, 2002 after dismissing Arthur Anderson LLP, as previously disclosed on the Company’s Form 8-K filed August 7, 2002, which is incorporated herein by reference.

The Company provided KPMG with a copy of the foregoing disclosures contained in Item 4 of this report and has requested KPMG to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether KPMG agrees with such statements and, if not, to state the respects in which they do not agree with such statements. KPMG’s response letter, dated December 23, 2003, is filed as Exhibit 16.1 hereto.

Item 5. Other Events

Caledonia Facility—On November 20, 2003, two of the Company’s indirect wholly owned subsidiaries, Cogentrix Caledonia Holdings I, Inc. and Cogentrix Caledonia Funding, LLC, through the transfer of 100% of the ownership interests in Caledonia Generating LLC (“CG”), sold the Company’s 810-MW combined-cycle, natural gas-fired generating facility located in Caledonia Mississippi (the “Caledonia Facility”) to MEP-III LLC, a wholly owned subsidiary of General Electric Capital Corporation. Pursuant to the sale, MEP-III LLC assumed all of the Company’s obligations relating to the Caledonia Facility, including long-term indebtedness, and released the Company from all additional security obligations under the Caledonia Facility’s project loan agreement. An indirect wholly owned subsidiary of the Company continues to operate the Caledonia Facility pursuant to an operation and maintenance agreement entered into on June 12, 2001.

Prior to the sale of the Caledonia Facility, a downgrade in the credit rating of PG&E National Energy Group, Inc. caused a default under the Caledonia Facility’s conversion services agreement and triggered a cross-default in the Caledonia Facility’s project loan agreement. See the Company’s Form 10-Q for the quarterly period ending September 30, 2003.

CDH Credit Facility—As previously reported on the Company’s Form 8-K filed October 28, 2003, the consummation of the Sale Transaction would have constituted a default under the Credit Agreement, dated as of October 28, 2003 (the “CDH Credit Facility”), among Cogentrix Delaware Holdings, Inc. (“CDH”), a wholly owned subsidiary of the Company, as Borrower, the Company, the Lenders named therein, Australia and New Zealand Banking Group Limited (“ANZ”), as Issuer and Administrative Agent, ANZ and Citigroup Global Markets Inc., as Joint Lead Arrangers, and Citicorp USA, Inc. (“Citicorp”), as Collateral Agent. In connection with the closing of the Sale Transaction, on December 19, 2003, the parties to the CDH Credit Facility entered into an assignment and acceptance agreement relating to the CDH Credit Facility with Goldman Sachs Credit Partners L.P., an affiliate of Goldman Sachs, whereby Citicorp retained its role as Collateral Agent and ANZ retained its role as issuer of certain letters of credit, but ANZ and the lenders assigned all of their other respective rights and obligations under the CDH Credit Facility to Goldman Sachs Credit Partners L.P. In addition, the CDH Credit Facility was amended to permit the Sale Transaction. The Company expects to refinance the CDH Credit Facility, subject to prevailing market conditions.

Item 7. Exhibits

(c)	Exhibits

16.1	Letter from KPMG LLP, dated December 23, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENTRIX ENERGY, INC. (registrant)

By:	/S/ ROBERT S. MANCINI

Name: Robert S. Mancini
Title: Co-President and Chief Commercial Officer

Date: December 23, 2003